Exhibit 10.1

HANMI FINANCIAL CORPORATION

RESTRICTED STOCK AGREEMENT

FOR

[NAME]

1.Award of Restricted Stock

.  The Committee hereby grants, as of [DATE] (“Date of Grant”), to [NAME] (the “Recipient”), [NUMBER] restricted shares of the Company’s common stock (collectively the “Restricted Stock”).  The Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Hanmi Financial Corporation 2021 Equity Compensation Plan (the “Plan”), which is incorporated herein for all purposes.  As a condition to entering into this Agreement, and as a condition to the issuance of any Restricted Stock (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.Vesting of Restricted Stock.

(a)General Vesting.

The shares of Restricted Stock shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Date
33%
33%
34%

Except as otherwise provided in Sections 2(b), 2(c) and 4 hereof, there shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date.

(b)Acceleration of Vesting Upon Termination without Cause or for Good Reason Coincident with or Following a Change in Control.

In the event that a Change in Control of the Company occurs during the Recipient’s Continuous Service coincident with or followed by the Recipient’s termination without Cause or resignation for Good Reason (as defined below), the shares of Restricted Stock subject to this Agreement shall become immediately and fully vested as of the date of the Recipient’s termination of Continuous Service.  For these purposes, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Recipient and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean: (i) the assignment to the Recipient of any duties inconsistent in any material respect with the Recipient's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Recipient as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Recipient; or (iii) the Company's or Related Entity’s requiring the Recipient to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Recipient’s responsibilities.

(c)

(d)Definitions.

For purposes of this Agreement, the following terms shall have the meanings indicated:

(i)“Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(ii)“Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3.Delivery of Restricted Stock

.

(a)Issuance of Restricted Stock.

The Restricted Stock subject to this Award shall be issued in book-entry form in the name of the Recipient but shall be deemed held and retained by the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof.

(b)Stock Powers.

The Recipient hereby irrevocably appoints the Secretary of the Company as the Recipient’s attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c)Delivery of Vested Shares.

On or after each Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Recipient as soon as administratively practicable after the date of receipt by the Company of the Recipient’s written request.  Notwithstanding the foregoing, the Vested Shares may nevertheless be issued on a non-certificated basis.  To the extent certificated, the new certificate or certificates shall bear those legends and endorsements, if any, that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the United States securities laws).  For as long as an account is maintained in the Recipient’s name with a broker, custodian, or other institution retained by the Company to assist in the administration of the Plan, such Vested Shares may be deposited into such account.

4.Forfeiture of Non-Vested Shares

.  If the Recipient’s Continuous Service with the Company and the Related Entities is terminated for any reason, any Shares of Restricted Stock that are not Vested Shares, and that do not become Vested Shares pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient.  If the Recipient breaches any applicable restrictions set forth in this Agreement or in the Plan, all Non-Vested Shares (and upon written demand by the Company, in its sole and absolute discretion, any Vested Shares) shall be forfeited immediately upon such breach and revert or be transferred by the Recipient back to the Company without any payment to the Recipient.  The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

5.Rights with Respect to Restricted Stock.

(a)General.

Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited).   Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee.  In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement whether Vested Shares or Non-Vested Shares shall be paid directly to the Recipient at such time as the cash dividends are paid to all such holders of the Company’s common stocks.

(b)Adjustments to Shares.

If at any time while this Agreement is in effect (or Shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of such Shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement.  If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c)No Restrictions on Certain Transactions.

Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.Transferability

.  Unless otherwise determined by the Committee, the shares of Restricted Stock are not transferable unless and until they become Vested Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.  Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.Tax Matters; Section 83(b) Election.

(a)Section 83(b) Election.

If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), a form of which is attached hereto as Exhibit A, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock.  If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Recipient under this Agreement) otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)No Section 83(b) Election.

If the Recipient does not properly make the election described in paragraph 7(a) above, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c)Recipient’s Responsibilities for Tax Consequences

.  Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient.  The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.Amendment, Modification and Assignment; Non-Transferability

. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Stock award in any material way without the prior written consent of the Recipient.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Recipient and his or her heirs and legal representatives and on the successors and assigns of the Company.

9.Complete Agreement

.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.Interpretation / Provisions of Plan Control

.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

11.Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, any  Share of Restricted Stock granted hereunder or any Vested Shares issued, and/or any amount received with respect to any sale of any Vested Shares, as well as any cash dividends received hereunder, to the extent authorized under this Agreement, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback policy of the Company as set forth in the Plan or as otherwise may be in effect from time to time (the "Policy").  The Recipient agrees and consents to the Company's application, implementation and enforcement of (a) the Policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Recipient) or any amendments that may from be made from time to time in the future by the Company in its discretion without further consent or action being required by the Recipient. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

12.Miscellaneous.

(a)No Right to (Continued) Employment or Service

.  This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)No Limit on Other Compensation Arrangements

.  Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)Severability

.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)No Trust or Fund Created

.  Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person.  To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)Law Governing

.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f)Interpretation

.  The Recipient accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan.  The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

(g)Headings

.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)Notices

.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 900 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90017, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)Non-Waiver of Breach

.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which such party may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j)Spouse.  If the Recipient has a spouse as of the Date of Grant, the Recipient’s spouse shall execute a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse any rights in the Restricted Stock that do not otherwise exist by operation of law or the agreement of the parties.  If the Recipient subsequent to the date hereof, marries or remarries, the Recipient shall, not later than 60 days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse execute and deliver a Consent of Spouse in the form of Exhibit B.

(k)Counterparts

.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of [DATE].

COMPANY:

HANMI FINANCIAL CORPORATION

By:

Name:

Title:

Agreed and Accepted:

RECIPIENT:

By:  __________________________________

[NAME]

1

EXHIBIT A

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

YOU MUST FILE THe election FORM below WITHIN 30 DAYS OF THE DATE of grant.

it is your responsibility to file this form WITH THE Internal Revenue Service, regardless of whether YOU ask the company or its agents to make this filing on YOUR behalf, even if the company or its agents have previously made this filing on YOUR Behalf.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns.

See www.irs.gov

ELECTION UNDER SECTION 83(b)

OF THE U.S. INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name:
Spouse:
Taxpayer I.D. No.:
Address:

Tax Year:

2.The property with respect to which the election is made is described as follows: [NUMBER] shares of the common stock (“Common Shares”) of Hanmi Financial Corporation (the “Company”).

3. The date on which the property was transferred is ______________, 20     .

4. The property is subject to the following restrictions:

The Common Shares are required to be returned to the Company in the event that the undersigned ceases to perform services for the Company through certain dates specified in the Restricted Stock Agreement between me and the Company dated as of [DATE].  This right lapses with regard to a portion of the Common Shares based on my Continuous Service as an Employee, Consultant or Director over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:  $______________________.

6. The amount (if any) paid for such property is:  ZERO.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.  The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:   ___________________, 20     _______________________________________

Signature of Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:   ___________________, 20     _______________________________________

Spouse of Taxpayer

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of [NAME], have read and approve the foregoing Restricted Stock Agreement (the “Agreement”).  In consideration of the Company’s grant to my spouse of the shares of common stock of Hanmi Financial Corporation as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of common stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Agreement.

Dated:  _______________, 20

                                     ________________________________________

                                     Signature of Spouse

Print Name:  ______________________________